Exhibit 10.3

THIS INSTRUMENT PREPARED BY AND WHEN RECORDED, RETURN TO: Cendera Bank, N.A. P.O. Box 97 Bells, TX 75414 Attn: Ross Edmiston

TO BE RECORDED IN THE

REAL PROPERTY RECORDS OF

BRAZOS COUNTY, TEXAS

DEED OF TRUST, ASSIGNMENT OF RENTS,

SECURITY AGREEMENT AND FIXTURE FINANCING STATEMENT

THIS DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FINANCING STATEMENT (herein referred to as the “Lien Instrument”), is entered into as of September 30, 2024, by AGGIELAND-PARKS, INC., a Texas corporation, as grantor for all purposes hereunder (“Borrower”), whose mailing address for notice hereunder is 1300 Oak Grove Road, Pine Mountain, GA 31822, to MICHAEL W. FREEMAN, as Trustee (“Trustee”), whose address is P.O. Box 97, Bells, TX 75414, for the benefit of CENDERA BANK, N.A., a national association, as beneficiary for all purposes hereunder (“Lender”) whose address is P.O. Box 97, Bells, TX 75414.

ARTICLE I

DEFINITIONS

1.1 Definitions. As used herein, the following terms shall have the following meanings:

Borrower: The individual or entity described as Borrower in the initial paragraph of this Lien Instrument and any and all subsequent owners of the Mortgaged Property or any part thereof (without hereby implying Lender’s consent to any Disposition of the Mortgaged Property).

Code: The Uniform Commercial Code, as amended from time to time, in effect in the state in which the Mortgaged Property is situated.

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Contracts: Any and all: (i) contracts for the purchase and/or sale of all or any portion of the Mortgaged Property, whether such contracts are now or at any time hereafter existing, including but without limitation, any and all earnest money or other deposits escrowed or to be escrowed or letters of credit provided or to be provided by the purchasers under the contracts, including all amendments and supplements to and renewals and extensions of the contracts at any time made, and together with all payments, earnings, income, and profits arising from the sale of all or any portion of the Mortgaged Property or from the contracts and all other sums due or to become due under and pursuant thereto and together with any and all earnest money, security, letters of credit or other deposits under any of the contracts; (ii) contracts, licenses, permits, and rights relating to living unit equivalents or other entitlements with respect to water, wastewater, and other utility services whether executed, granted, or issued by a Person, which are directly or indirectly related to, or connected with, the development, ownership, maintenance or operation of the Mortgaged Property, whether such contracts, licenses, permits, rights and entitlements are now or at any time thereafter existing, including without limitation, any and all certificates, licenses, zoning variances, permits, and no-action letters from each Governmental Authority required: (a) to evidence compliance by Borrower and all improvements constructed or to be constructed on the Mortgaged Property with all legal requirements applicable to the Mortgaged Property; (b) for the construction and/or development of any improvements on the Mortgaged Property or rehabilitation thereof, if applicable; and (c) to develop and/or operate the Mortgaged Property as a commercial and/or residential project, as the case may be; (iii) financing arrangements relating to the financing of or the purchase of all or any portion of the Mortgaged Property by future purchasers; (iv) economic incentives or similar agreements or understandings; and (v) all other contracts which in any way relate to the use, enjoyment, occupancy, operation, maintenance, repair, management or ownership of the Mortgaged Property (save and except any and all Leases).

Default Interest Rate: Such term shall have the same meaning as provided in the Note.

Disposition: Such term shall have the same meaning as provided in the Loan Agreement.

Environmental Indemnity Agreement: That certain Environmental Indemnity Agreement of even date herewith executed by Borrower for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

Event of Default: Any happening or occurrence described in Article VI hereof.

Fixtures: All materials, supplies, equipment, systems, apparatus, and other items now owned or hereafter acquired by Borrower and now or hereafter attached to, installed in, or used in connection with (temporarily or permanently) any of the Improvements or the Land, including, but not limited to, any and all partitions, dynamos, window screens and shades, draperies, rugs and other floor coverings, awnings, motors, engines, boilers, furnaces, pipes, cleaning, call and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, swimming pools, heating, ventilating, refrigeration, plumbing, laundry, lighting, generating, cleaning, waste disposal, transportation (of people or things, including but not limited to, stairways, elevators, escalators, and conveyors), incinerating, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, lighting, traffic control, waste disposal, raw and potable water, gas, electrical, storm and sanitary sewer, telephone and cable television facilities, and all other utilities whether or not situated in easements, together with all accessions, appurtenances, replacements, betterments, and substitutions for any of the foregoing and the proceeds thereof.

Governmental Authority: Any and all applicable courts, boards, agencies, commissions, offices or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) or for any quasi-governmental units (development districts or authorities).

Improvements: Any and all buildings, structures and other improvements, and any and all additions, alterations, betterments or appurtenances thereto, now or at any time hereafter situated, placed, or constructed upon the Land or any part thereof.

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Indebtedness: (i) The principal, interest and other sums evidenced by the Note or the Loan Documents; (ii) any other amounts, payments or premiums payable under the Loan Documents; (iii) such additional or future sums (whether or not obligatory), with interest thereon, as may hereafter be borrowed or advanced from Lender, its successors or assigns, by the then record owner of the Mortgaged Property, when evidenced by a promissory note which, by its terms, is secured hereby (it being contemplated by Borrower and Lender that such future indebtedness may be incurred); (iv) any and all other indebtedness, obligations and liabilities of any kind or character of Borrower to Lender, now or hereafter existing, absolute or contingent, due or not due, arising by operation of law or otherwise, direct or indirect, primary or secondary, joint, several, joint and several, fixed or contingent, secured or unsecured by additional or different security or securities, including indebtedness, obligations and liabilities to Lender of Borrower as a member of any partnership, joint venture, trust or other type of business association or other legal entity, and whether incurred by Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise; and (v) any and all renewals, modifications, amendments, restatements, rearrangements, consolidations, substitutions, replacements, enlargements and extensions thereof, it being contemplated by Borrower and Lender that Borrower may hereafter become indebted to Lender in further sum or sums. Notwithstanding the foregoing provisions of this definition, this Lien Instrument shall not secure any such other loan, advance, debt, obligation or liability with respect to which Lender is by applicable law prohibited from obtaining a lien on real estate.

Land: That certain real property or interest more particularly therein described in Exhibit A attached hereto and incorporated herein by reference, together with all rights, titles, interests and privileges of Borrower in and to (i) all streets, ways, roads, alleys, easements, rights-of-way, licenses, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining to such real property or the improvements thereon; (ii) any strips or gores of real property between such real property and abutting or adjacent properties; (iii) all water, water rights and water courses which are appurtenant to, located on, under or above or used in connection with the Mortgaged Property, or any part thereof, whether adjudicated or unadjudicated, conditional or absolute, tributary or non-tributary, surface or underground, designated or undesignated; (iv) timber and crops pertaining to such real property; and (v) all appurtenances and all reversions and remainders in or to such real property.

Leases: Any and all leases, master leases, subleases, licenses, concessions, or other agreements (whether written or oral, now or hereafter in effect) which grant to third parties a possessory interest in and to, or the right to use or occupy, all or any part of the Mortgaged Property, together with all security and other deposits or payments made in connection therewith, whether entered into before or after the filing by or against Borrower of any petition for relief under the United States Bankruptcy Code, 11 U.S.C. §101, et seq., as amended.

Lender: CENDERA BANK, N.A., a national association, whose address for notice hereunder is P.O. Box 97, Bells, TX 75414, and the subsequent holder or holders, from time to time, of the Note.

Lessee: As applicable, individually or collectively, a lessee or tenant under any of the Leases.

Loan Agreement: That certain Loan Agreement of even date herewith by and between Borrower and Lender, governing advances under the loan evidenced by the Note and secured, inter alia, by this Lien Instrument.

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Loan Documents: The Loan Agreement, the Note, this Lien Instrument, the Environmental Indemnity Agreement, the Pledge Agreement, and any and all other agreements, documents and instruments now or hereafter executed by Borrower, Pledgor or any other Person or party in connection with the loan evidenced by the Note or in connection with the payment of the Indebtedness or the performance and discharge of the Obligations, together with any and all renewals, modifications, amendments, restatements, consolidations, substitutions, replacements, extensions and supplements hereof and thereof.

Minerals: All right, title and interest of Borrower, if any, in and to all substances in, on, under or above the Land which are now, or may become in the future, intrinsically valuable, and which now or may be in the future enjoyed through extraction or removal from the Land, including, without limitation, oil, gas, all other hydrocarbons, coal, lignite, carbon dioxide, all other non-hydrocarbon gases, uranium, all other radioactive substances, gold, silver, copper, iron and all other metallic substances or ores.

Mortgaged Property: The Land, Minerals, Fixtures, Improvements, Personalty, Economic Incentives, Contracts, Leases, Rents, Reserves, and any interest of Borrower now owned or hereafter acquired in and to the foregoing, together with any and all other security and collateral of any nature whatsoever, now or hereafter given for the repayment of the Indebtedness or the performance and discharge of the Obligations, together with any and all proceeds of any of the foregoing. As used in this Lien Instrument, the term “Mortgaged Property” shall be expressly defined as meaning all or, where the context permits or requires, any part of the above and all or, where the context permits or requires, any interest therein.

Note: That certain Promissory Note of even date herewith, incorporated herein by this reference, executed by Borrower and payable to the order of Lender in the principal amount of TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00) and any and all amendments, renewals, restatements, replacements, modifications, reinstatements, enlargements, or extensions of such promissory note or of any promissory note or notes given in renewal, substitution or replacement therefor.

Notice of Enforcement: A notice in substantially the form set forth in Section 64.056 of the Texas Assignment of Rents Act sent by Lender or Trustee to a Lessee demanding payment by the Lessee to Lender of all unpaid accrued Rents and all unaccrued Rents as they accrue.

Obligations: Any and all of the covenants, conditions, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Borrower, Pledgor or any other Person or party to the Loan Documents to Lender or others as set forth in the Loan Documents.

Permitted Disposition: Such term shall have the same meaning as provided in the Loan Agreement.

Permitted Exceptions: The liens, easements, restrictions, security interests and other matters (if any) expressly listed as special exceptions (i.e., not pre-printed or standard exceptions) to coverage in the title insurance policy insuring the lien of this Lien Instrument and the liens and security interests created by the Loan Documents.

Person: Any corporation, limited liability company, limited liability partnership, general partnership, limited partnership, firm, association, joint venture, trust or any other association or legal entity, including any public or governmental body, quasi-governmental body, agency or instrumentality, as well as any natural person.

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Personalty: Any and all (i) furniture, furnishings, equipment, machinery, tangible personal property, and goods located within, used in the operation of or derived from the Improvements, (ii) crops, farm products, timber and timber to be cut, animals, livestock, and the unborn young of animals (whether owned now or acquired later), and extracted Minerals; (iii) general intangibles (including payment intangibles), money, insurance proceeds, accounts, contract and subcontract rights, trademarks, trade names, copyrights, monetary obligations, chattel paper (including electronic chattel paper), instruments, investment property, documents, letter of credit rights, inventory and commercial tort claims; (iv) all cash funds, fees (whether refundable, returnable or reimbursable), deposit accounts or other funds or evidences of cash, credit or indebtedness deposited by or on behalf of Borrower with any governmental agencies, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Land, Improvements, Fixtures, Contracts, or Personalty, including but not limited to those for any vacation of, or change of grade in, any streets affecting the Land or the Improvements and those for municipal utility district or other utility costs incurred or deposits made in connection with the Land; and (v) all other personal property of any kind or character as defined in and subject to the provisions of the Code (Article 9 - Secured Transactions); any and all of which are now owned or hereafter acquired by Borrower, and which are now or hereafter situated in, on, or about the Land or the Improvements, or used in or necessary to the complete and proper planning, design, development, construction, financing, use, occupancy or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use in or on the Land or the Improvements, together with all accessions, replacements and substitutions thereto or therefor and the proceeds thereof.

Rent Demand: Written notice from Lender or the Trustee to Borrower instructing Borrower to deliver to Lender all accruing Rents and all Rents that have accrued but are unpaid.

Rents: All “Rents” as defined in the Texas Assignment of Rents Act applicable to all or any portion of the Mortgaged Property including, without limitation, any revenues, royalties, income, issues, proceeds, bonus monies, profits, security and other types of deposits (after Borrower acquires title thereto) and other benefits paid or payable by parties to the Leases and/or Contracts (other than Borrower) for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying all or any portion of the Mortgaged Property.

Reserves: All sums on deposit or due under any of the Loan Documents now or hereafter executed by Borrower for the benefit of Lender including (i) the accounts into which the Reserves have been deposited; (ii) all interest, if any, on said accounts; (iii) all accounts, contract rights and general intangibles or other rights and interests pertaining thereto; (iv) all sums now or hereafter therein or represented thereby; (v) all instruments and documents now or hereafter evidencing the Reserves or such accounts; (vi) all powers, options, rights, privileges and immunities pertaining to the Reserves (including the right to make withdrawals therefrom); and (vii) all replacements, substitutions or proceeds of the foregoing.

Texas Assignment of Rents Act: Chapter 64 of the Texas Property Code or any successor statute, as amended from time to time.

Trustee: The individual described as Trustee in the initial paragraph of this Lien Instrument.

1.2 Additional Definitions. As used herein, the following terms shall have the following meanings: (i) “hereof,” “hereby,” “hereto,” “hereunder,” “herewith,” and similar terms mean of, by, to, under and with respect to, this Lien Instrument or to the other documents or matters being referenced; (ii) “heretofore” means before, “hereafter” means after, and “herewith” means concurrently with the date of this Lien Instrument; (iii) “including” means including, without limitation; and (iv) all capitalized terms not defined in Section 1.1 hereof shall have the meanings ascribed to such terms in the Loan Agreement.

1.3 Not a Revolver Facility. It is expressly understood and agreed that the Indebtedness is not intended to be a “revolver” facility and that no principal amount repaid by Borrower may be reborrowed by Borrower.

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ARTICLE II

GRANT

2.1 Grant. To secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations, Borrower has GRANTED, BARGAINED, SOLD and CONVEYED, with power of sale, and by these presents does GRANT, BARGAIN, SELL and CONVEY, unto Trustee, in trust, with power of sale, the Mortgaged Property, subject, however, to the Permitted Exceptions, TO HAVE AND TO HOLD the Mortgaged Property unto Trustee, forever, and Borrower does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Trustee against every Person whomsoever lawfully claiming or to claim the same or any part thereof; provided, however, that if Borrower shall pay (or cause to be paid) the Indebtedness as and when the same shall become due and payable and shall fully perform and discharge (or cause to be fully performed and discharged) the Obligations on or before the date same are to be performed and discharged, then the liens, security interests, estates and rights granted by the Loan Documents shall terminate, in accordance with the provisions hereof; otherwise same shall remain in full force and effect. A certificate or other written statement executed on behalf of Trustee or Lender confirming that the Indebtedness has not been fully paid or the Obligations have not been fully performed or discharged shall be sufficient evidence thereof for the purpose of reliance by third parties on such fact.

ARTICLE III

WARRANTIES AND REPRESENTATIONS

Borrower hereby unconditionally warrants and represents to Lender, as of the date hereof and at all times during the term of this Lien Instrument, as follows:

3.1 Title and Lien. Borrower has good and indefeasible title to the Land (in fee simple, if the lien created hereunder be on the fee, or a first and prior leasehold estate, if it be created on the leasehold estate) and Improvements, and good and marketable title to the Fixtures and Personalty, free and clear of any liens, charges, encumbrances, security interests, claims, easements, restrictions, options, leases, covenants, and other rights, titles, interests, or estates of any nature whatsoever, except the Permitted Exceptions. This Lien Instrument constitutes a valid, subsisting first lien on the Land, the Improvements, the Leases and the Fixtures; a valid, subsisting security interest in and to the Personalty, Contracts, Rents which security interest is perfected and prior to all other liens, security interests and encumbrances, and, to the extent that the term “Leases” includes items covered by the Code, in and to the Leases; all in accordance with the terms hereof and all subject to the Permitted Exceptions. The foregoing warranty of title shall survive the foreclosure or other enforcement of this Lien Instrument, and shall inure to the benefit of and be enforceable by Lender in the event Lender acquires title to the Mortgaged Property pursuant to any foreclosure or otherwise.

3.2 Incorporation of Warranties and Representations. All the warranties, representations, conditions and agreements contained in (a) the Loan Agreement, (b) the Note and (c) all and any of the other Loan Documents, are hereby made a part of this Lien Instrument to the same extent and with the same force as if fully set forth herein.

3.3 Separate Tax Parcel; Legal Lot. To the best of Borrower’s actual knowledge, the Mortgaged Property is taxed separately without regard to any other real estate and the Land constitutes a legally subdivided lot under all applicable legal requirements (or, if not subdivided, no subdivision or platting of the Land is required under applicable Legal Requirements), and for all purposes may be mortgaged, conveyed or otherwise dealt with as an independent parcel.

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ARTICLE IV

AFFIRMATIVE COVENANTS

Borrower hereby unconditionally covenants and agrees with Lender, that until the entire Indebtedness shall have been paid in full and all of the Obligations shall have been fully performed and discharged, as follows:

4.1 Payment and Performance. Borrower will pay the Indebtedness as and when specified in the Loan Documents, and will perform and discharge all of the Obligations, in full and on or before the dates same are to be performed.

4.2 First Lien Status. Borrower will protect the first lien and security interest status of this Lien Instrument and the other Loan Documents and will not permit to be created or to exist in respect of the Mortgaged Property or any part thereof any lien or security interest on a parity with, superior to, or inferior to any of the liens or security interests hereof, except for the Permitted Exceptions.

4.3 Tax on Lien Instrument. If at any time any law shall be enacted imposing or authorizing the imposition of any tax upon this Lien Instrument, or upon any rights, titles, liens, or security interests created hereby, or upon the Indebtedness or any part thereof, Borrower will immediately pay all such taxes, provided that if such law as enacted makes it unlawful for Borrower to pay such tax, Borrower shall not pay nor be obligated to pay such tax. Nevertheless, if a law is enacted making it unlawful for Borrower to pay such taxes, then Borrower must prepay the Indebtedness in full within ninety (90) days after demand therefor by Lender.

4.4 Incorporation of Affirmative Covenants, Conditions and Agreements. All the covenants, conditions and agreements contained in (a) the Loan Agreement, (b) the Note and (c) all and any of the other Loan Documents, are hereby made a part of this Lien Instrument to the same extent and with the same force as if fully set forth herein. Without limiting the generality of the foregoing, Borrower (i) agrees to insure, repair, maintain and restore damage to the Mortgaged Property, pay all property taxes and other impositions, and comply with Legal Requirements, in accordance with the Loan Agreement, and (ii) agrees that the proceeds of insurance and awards for condemnation shall be settled, held and applied in accordance with the Loan Agreement.

ARTICLE V

NEGATIVE COVENANTS

Borrower hereby unconditionally covenants and agrees with Lender, that until the entire Indebtedness shall have been paid in full and all of the Obligations shall have been fully performed and discharged, as follows:

5.1 Use Violations. Except to the extent permitted under the Loan Agreement, Borrower shall not initiate, join in, acquiesce in or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Mortgaged Property. If under applicable zoning provisions the use of the Mortgaged Property is or shall become a nonconforming use, Borrower shall not cause or permit such nonconforming use to be discontinued or abandoned without the consent of Lender, except to the extent permitted under the Loan Agreement. Borrower will not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, the Mortgaged Property in any manner which (i) materially violates any legal requirement; (ii) may be materially dangerous, unless safeguarded as required by law and/or appropriate insurance; (iii) constitutes a public or private nuisance; (iv) makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto; (v) changes the use of the Mortgaged Property; (vi) permits or suffers to occur any material waste on or to the Mortgaged Property; or (vii) converts the Mortgaged Property to a condominium or cooperative form of ownership.

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5.2 No Drilling. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of, any Minerals from the surface or subsurface of the Land regardless of the depth thereof or the method of mining or extraction thereof; provided, however, extraction of Minerals from the subsurface of the Land shall not be deemed to violate this Section 5.2 so long as such extraction is done from an offsite location consistent with all legal requirements and in a manner such that no material negative effect or danger whatsoever occurs with respect to the surface of the Mortgaged Property.

5.3 No Disposition or Encumbrance. Neither Borrower nor any shareholder, member or partner of Borrower will make a Disposition without obtaining Lender’s prior written consent, other than a Permitted Disposition. Borrower will not create, incur, assume or suffer to exist any lien or encumbrance against all or any portion of the Mortgaged Property, other than as expressly permitted pursuant to the Loan Agreement including, without limitation, any lien securing a Property-Assessed Clean Energy (PACE) or similar loan.

5.4 Incorporation of Covenants, Conditions and Agreements. All the covenants, conditions and agreements contained in (a) the Loan Agreement, (b) the Note and (c) all and any of the other Loan Documents, are hereby made a part of this Lien Instrument to the same extent and with the same force as if fully set forth herein.

ARTICLE VI

EVENTS OF DEFAULT

6.1 The term “Event of Default,” as used herein shall have the same meaning described for such term in the Loan Agreement.

ARTICLE VII

REMEDIES

7.1 Lender’s Remedies Upon Event of Default. Upon the occurrence of an Event of Default or any event or circumstance which, with the lapse of time, or the giving of notice, or both, would constitute an Event of Default, Lender may, at Lender’s option, and by or through Trustee, by Lender itself or otherwise, do any one or more of the following:

(a) Right to Perform Borrower’s Covenants. Lender may, but shall not be obligated to any person to do so, perform or attempt to perform any covenant of Borrower, and any payment made or expense incurred in the performance or attempted performance of any such covenant shall be and become a part of the Indebtedness, and Borrower promises, upon demand, to pay to Lender, at the place where the Note is payable, all sums so advanced or paid by Lender, with interest from the date when paid or incurred by Lender at the Default Interest Rate. No such payment by Lender shall constitute a waiver of any Event of Default. In addition to the liens and security interests hereof, Lender shall be subrogated to all rights, titles, liens, and security interests securing the payment of any debt, claim, tax, or assessment for the payment of which Lender may make an advance, or which Lender may pay.

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(b) Right of Entry. Lender may, prior or subsequent to the institution of any foreclosure proceedings, enter upon the Mortgaged Property, or any part thereof, and take exclusive possession of the Mortgaged Property and of all books, records, and accounts relating thereto and to exercise without interference from Borrower any and all rights which Borrower has with respect to the management, possession, operation, protection, or preservation of the Mortgaged Property, including without limitation the right to rent the same for the account of Borrower and to apply such Rents as provided in Article IX hereof. All such costs, expenses, and liabilities incurred by Lender in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Mortgaged Property, if not paid out of Rents as set forth in Section 9.3 hereof, shall constitute a demand obligation owing by Borrower and shall bear interest from the date of expenditure until paid at the Default Interest Rate, all of which shall constitute a portion of the Indebtedness. If necessary to obtain the possession provided for above, Lender may invoke any and all legal remedies to dispossess Borrower, including specifically one or more actions for forcible entry and detainer, trespass to try title, and restitution. In connection with any action taken by Lender pursuant to this subsection, Lender shall not be liable for any loss sustained by Borrower resulting from any failure to let the Mortgaged Property, or any part thereof, or from any other act or omission of Lender in managing the Mortgaged Property unless such loss is caused by the willful misconduct of Lender, nor shall Lender be obligated to perform or discharge any obligation, duty, or liability under any Lease or under or by reason hereof or the exercise of rights or remedies hereunder. BORROWER SHALL AND DOES HEREBY AGREE TO INDEMNIFY LENDER FOR, AND TO HOLD LENDER HARMLESS FROM, ANY AND ALL LIABILITY, LOSS, OR DAMAGE, WHICH MAY OR MIGHT BE INCURRED BY LENDER UNDER ANY SUCH LEASE OR UNDER OR BY REASON HEREOF OR THE EXERCISE OF RIGHTS OR REMEDIES HEREUNDER, AND FROM ANY AND ALL CLAIMS AND DEMANDS WHATSOEVER WHICH MAY BE ASSERTED AGAINST LENDER BY REASON OF ANY ALLEGED OBLIGATIONS OR UNDERTAKINGS ON ITS PART TO PERFORM OR DISCHARGE ANY OF THE TERMS, COVENANTS, OR AGREEMENTS CONTAINED IN ANY SUCH LEASE. Should Lender incur any such liability, the amount thereof, including without limitation costs, expenses, and reasonable attorneys’ fees, together with interest thereon from the date of expenditure until paid at the Default Interest Rate, shall be secured hereby, and Borrower shall reimburse Lender therefor immediately upon demand. Nothing in this subsection shall impose any duty, obligation, or responsibility upon Lender for the control, care, management, leasing, or repair of the Mortgaged Property, nor for the carrying out of any of the terms and conditions of any such Lease; nor shall it operate to make Lender responsible or liable for any waste committed on the Mortgaged Property by the tenants or by any other parties, or for any hazardous or environmentally sensitive substance in, on or under the Mortgaged Property, or for any dangerous or defective condition of the Mortgaged Property or for any negligence in the management, leasing, upkeep, repair, or control of the Mortgaged Property resulting in loss or injury or death to any tenant, licensee, employee, or stranger. Borrower hereby assents to, ratifies, and confirms any and all actions of Lender with respect to the Mortgaged Property taken under this subsection.

The remedies in this subsection are in addition to other remedies available to Lender and the exercise of the remedies in this subsection shall not be deemed to be an election of nonjudicial or judicial remedies otherwise available to Lender. The remedies in this Article VII are available under and governed by the real property laws of Texas and are not governed by the personal property laws of Texas, in accordance with the provisions of Section 9.604 of the Code, including, the power to dispose of personal property in a commercially reasonable manner under Section 9.627 of the Code or the application of proceeds under Section 9.615 of the Code. No action by Lender taken pursuant to this subsection shall be deemed to be an acceptance of collateral in satisfaction of obligations under Section 9.620 of the Code. Any receipt of consideration received by Lender pursuant to this subsection shall be immediately credited against the Indebtedness (in the inverse order of maturity) and the value of said consideration shall be treated like any other payment against the Indebtedness.

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(c) Right to Accelerate. Lender may, without notice, demand, presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notice or any other action, all of which are hereby waived by Borrower and all other parties obligated in any manner whatsoever on the Indebtedness, declare the entire unpaid balance of the Indebtedness immediately due and payable, and upon such declaration, the entire unpaid balance of the Indebtedness shall be immediately due and payable. The failure to exercise any remedy available to Lender shall not be deemed to be a waiver of any rights or remedies of Lender under the Loan Documents, at law or in equity.

(d) Foreclosure-Power of Sale. Lender may request Trustee to proceed with foreclosure under the power of sale which is hereby conferred, such foreclosure to be accomplished in accordance with the following provisions:

(i) Public Sale. Trustee is hereby authorized and empowered, and it shall be Trustee’s special duty, upon such request of Lender, to sell the Mortgaged Property, or any part thereof, at public auction to the highest bidder for cash, with or without having taken possession of same. Any such sale (including notice thereof) shall comply with the applicable requirements, at the time of the sale, of Section 51.002 of the Texas Property Code or, if and to the extent such statute is not then in force, with the applicable requirements, at the time of the sale, of the successor statute or statutes, if any, governing sales of Texas real property under powers of sale conferred by deeds of trust. If there is no statute in force at the time of the sale governing sales of Texas real property under powers of sale conferred by deeds of trust, such sale shall comply with applicable law, at the time of the sale, governing sales of Texas real property under powers of sale conferred by deeds of trust.

(ii) Right to Require Proof of Financial Ability and/or Cash Bid. At any time during the bidding, the Trustee may require a bidding party (A) to disclose its full name, state and city of residence, occupation, and specific business office location, and the name and address of the principal the bidding party is representing (if applicable), and (B) to demonstrate reasonable evidence of the bidding party’s financial ability (or, if applicable, the financial ability of the principal of such bidding party), as a condition to the bidding party submitting bids at the foreclosure sale. If any such bidding party (the “Questioned Bidder”) declines to comply with the Trustee’s requirement in this regard, or if such Questioned Bidder does respond but the Trustee, in Trustee’s sole and absolute discretion, deems the information or the evidence of the financial ability of the Questioned Bidder (or, if applicable, the principal of such bidding party) to be inadequate, then the Trustee may continue the bidding with reservation; and in such event (1) the Trustee shall be authorized to caution the Questioned Bidder concerning the legal obligations to be incurred in submitting bids, and (2) if the Questioned Bidder is not the highest bidder at the sale, or if having been the highest bidder the Questioned Bidder fails to deliver the cash purchase price payment promptly to the Trustee, all bids by the Questioned Bidder shall be null and void. The Trustee may, in Trustee’s sole and absolute discretion, determine that a credit bid may be in the best interest of Borrower and Lender, and elect to sell the Mortgaged Property for credit or for a combination of cash and credit; provided, however, that the Trustee shall have no obligation to accept any bid except an all cash bid. In the event the Trustee requires a cash bid and cash is not delivered within a reasonable time after conclusion of the bidding process, as specified by the Trustee, but in no event later than 3:45 p.m. local time on the day of sale, then said contingent sale shall be null and void, the bidding process may be recommenced, and any subsequent bids or sale shall be made as if no prior bids were made or accepted.

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(iii) Sale Subject to Unmatured Indebtedness. In addition to the rights and powers of sale granted under the preceding provisions of this subsection, if default is made in the payment of any installment of the Indebtedness, Lender may, at Lender’s option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Indebtedness to be due and payable, orally or in writing direct Trustee to enforce this trust and to sell the Mortgaged Property subject to such unmatured Indebtedness and to the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of such unmatured Indebtedness, in the same manner, all as provided in the preceding provisions of this subsection. Sales made without maturing the Indebtedness may be made hereunder whenever there is a default in the payment of any installment of the Indebtedness, without exhausting the power of sale granted hereby, and without affecting in any way the power of sale granted under this subsection, the unmatured balance of the Indebtedness or the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of the Indebtedness.

(iv) Partial Foreclosure. Sale of a part of the Mortgaged Property shall not exhaust the power of sale, but sales may be made from time to time until the Indebtedness is paid and the Obligations are performed and discharged in full. It is intended by each of the foregoing provisions of this subsection that Trustee may, after any request or direction by Lender, sell not only the Land and the Improvements, but also the Fixtures and Personalty and other interests constituting a part of the Mortgaged Property or any part thereof, along with the Land and the Improvements or any part thereof, as a unit and as a part of a single sale, or may sell at any time or from time to time any part or parts of the Mortgaged Property separately from the remainder of the Mortgaged Property. It shall not be necessary to have present or to exhibit at any sale any of the Mortgaged Property.

(v) Trustee’s Deeds. After any sale under this subsection, Trustee shall make good and sufficient deeds, assignments, and other conveyances to the purchaser or purchasers thereunder in the name of Borrower, conveying the Mortgaged Property or any part thereof so sold to the purchaser or purchasers with general warranty of title by Borrower. It is agreed that in any deeds, assignments or other conveyances given by Trustee, any and all statements of fact or other recitals therein made as to the identity of Lender, the occurrence or existence of any Event of Default, the notice of intention to accelerate, or acceleration of, the maturity of the Indebtedness, the request to sell, notice of sale, time, place, terms and manner of sale, and receipt, distribution, and application of the money realized therefrom, the due and proper appointment of a substitute Trustee, and without being limited by the foregoing, any other act or thing having been duly done by or on behalf of Lender or by or on behalf of Trustee, shall be taken by all courts of law and equity as prima facie evidence that such statements or recitals state true, correct, and complete facts and are without further question to be so accepted, and Borrower does hereby ratify and confirm any and all acts that Trustee may lawfully do in the premises by virtue hereof.

(e) Lender’s Judicial Remedies. Lender, or Trustee, upon written request of Lender, may proceed by suit or suits, at law or in equity, to enforce the payment of the Indebtedness and the performance and discharge of the Obligations in accordance with the terms hereof, of the Note, and the other Loan Documents, to foreclose the liens and security interests of this Lien Instrument as against all or any part of the Mortgaged Property, and to have all or any part of the Mortgaged Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other nonjudicial remedies available to Lender with respect to the Loan Documents. Proceeding with a request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available nonjudicial remedy of Lender.

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(f) Lender’s Right to Appointment of Receiver. Lender, as a matter of right and without regard to the sufficiency of the security for repayment of the Indebtedness and performance and discharge of the Obligations, without notice to Borrower and without any showing of insolvency, fraud, or mismanagement on the part of Borrower, and without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, shall be entitled to the appointment of a receiver or receivers of the Mortgaged Property or any part thereof, and of the Rents, and Borrower hereby irrevocably consents to the appointment of a receiver or receivers. Any receiver appointed pursuant to the provisions of this subsection shall have the usual powers and duties of receivers in such matters.

(g) Lender’s Uniform Commercial Code Remedies. Lender may exercise its rights of enforcement with respect to Fixtures and Personalty under the Code, and in conjunction with, in addition to or in substitution for the rights and remedies under the Code Lender may and Borrower agrees as follows:

(i) without demand or notice to Borrower, enter upon the Mortgaged Property to take possession of, assemble, receive, and collect the Personalty, or any part thereof, or to render it unusable; and

(ii) Lender may require Borrower to assemble the Personalty and make it available at a place Lender designates which is mutually convenient to allow Lender to take possession or dispose of the Personalty; and

(iii) written notice mailed to Borrower as provided herein at least ten (10) days prior to the date of public sale of the Personalty or prior to the date after which private sale of the Personalty will be made shall constitute reasonable notice; and

(iv) any sale made pursuant to the provisions of this subsection shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with the sale of the other Mortgaged Property under power of sale as provided herein upon giving the same notice with respect to the sale of the Personalty hereunder as is required for such sale of the other Mortgaged Property under power of sale, and such sale shall be deemed to be pursuant to a security agreement covering both real and personal property under Section 9.604(a) of the Code; and

(v) in the event of a foreclosure sale, whether made by the Trustee under the terms hereof, or under judgment of a court, the Personalty and the other Mortgaged Property may, at the option of Lender, be sold as a whole; and

(vi) it shall not be necessary that Lender take possession of the Personalty, or any part thereof, prior to the time that any sale pursuant to the provisions of this subsection is conducted, and it shall not be necessary that the Personalty or any part thereof be present at the location of such sale; and

(vii) prior to application of proceeds of disposition of the Personalty to the Indebtedness, such proceeds shall be applied to the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like, and the reasonable attorneys’ fees and legal expenses incurred by Lender; and

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(viii) after notification, if any, hereafter provided in this subsection, Lender may sell, lease, or otherwise dispose of the Personalty, or any part thereof, in one or more parcels at public or private sale or sales, at Lender’s offices or elsewhere, for cash, on credit, or for future delivery. Upon the request of Lender, Borrower shall assemble the Personalty and make it available to Lender at any place designated by Lender that is reasonably convenient to Borrower and Lender. Borrower agrees that Lender shall not be obligated to give more than ten (10) days’ written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Borrower shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all attorneys’ fees, legal expenses, and all other costs and expenses incurred by Lender in connection with the collection of the Indebtedness and the enforcement of Lender’s rights under the Loan Documents. Lender shall apply the proceeds of the sale of the Personalty against the Indebtedness in accordance with the provisions of Section 7.4 of this Lien Instrument. Borrower shall remain liable for any deficiency if the proceeds of any sale or disposition of the Personalty are insufficient to pay the Indebtedness in full. Borrower waives all rights of marshalling in respect of the Personalty; and

(ix) any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder, the nonpayment of the Indebtedness, the occurrence of any Event of Default, Lender having declared all or a portion of such Indebtedness to be due and payable, the notice of time, place, and terms of sale and of the properties to be sold having been duly given, or any other act or thing having been duly done by Lender, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and

(x) Lender may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Lender, including the sending of notices and the conduct of the sale, but in the name and on behalf of Lender.

(h) Rights Relating to Rents. Borrower has, pursuant to Section 9.1 of this Lien Instrument, assigned to Lender all Rents under each of the Leases covering all or any portion of the Mortgaged Property. Lender, or Trustee on Lender’s behalf, may at any time, and without notice, either in person, by agent, or by receiver to be appointed by a court, enter and take possession of the Mortgaged Property or any part thereof, and in its own name, sue for or otherwise collect the Rents in accordance with the Texas Assignment of Rents Act. Lender may (in its sole discretion), upon the occurrence of an Event of Default, deliver a Rent Demand to Borrower or deliver a Notice of Enforcement to all or any of the Lessees. Borrower agrees that pursuant to Section 64.002(a)(3) of the Texas Assignment of Rents Act, any Rent Demand sent by Lender may be sent to Borrower pursuant to the notice provisions set forth in the Loan Agreement. As described in Section 64.060 of the Texas Assignment of Rents Act, Borrower shall, within ten days after its receipt of a Rent Demand, deliver to Lender such Rents as are described in the Rent Demand. All Rents collected by Lender, or Trustee acting on Lender’s behalf, shall be applied as provided for in Section 9.3; provided, however, that if the costs, expenses, and attorneys’ fees shall exceed the amount of Rents collected, the excess shall be added to the Indebtedness, shall bear interest at the Default Interest Rate, and shall be immediately due and payable. The entrance upon and possession of the Mortgaged Property, the collection of Rents, and the application thereof as set forth above shall not cure or waive any Event of Default or notice of default, if any, hereunder nor invalidate any action pursuant to such notice. Failure or discontinuance by Lender, or Trustee on Lender’s behalf, at any time or from time to time, to collect said Rents shall not in any manner impair the subsequent enforcement by Lender, or Trustee on Lender’s behalf, of the right, power, and authority herein conferred upon it. Nothing contained herein, nor the exercise of any right, power, or authority herein granted to Lender, or Trustee on Lender’s behalf, shall be, or shall be construed to be, an affirmation by it of any tenancy, lease, or option, nor an assumption of liability under, nor the subordination of, the lien or charge of this Lien Instrument, to any such tenancy, lease, or option, nor an election of judicial relief, if any such relief is requested or obtained as to Leases or Rents, with respect to the Mortgaged Property or any collateral given by Borrower to Lender. In addition, from time to time, Lender may elect, and notice hereby is given to each Lessee of such right, to subordinate the lien of this Lien Instrument to any Lease by unilaterally executing and recording an instrument of subordination, and upon such election, the lien of this Lien Instrument shall be subordinate to the Lease identified in such instrument of subordination; provided, however, in each instance, such subordination will not affect or be applicable to (and will expressly exclude any) lien, charge, encumbrance, security interest, claim, easement, restriction, option, covenant, and other rights, titles, interests, or estates of any nature regarding all or any portion of the Mortgaged Property to the extent that the same may have arisen or intervened during the period between the recordation of this Lien Instrument and the execution of the Lease identified in such instrument of subordination.

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(i) Other Rights. Lender (i) may surrender the insurance policies maintained pursuant to the Loan Agreement or any part thereof, and upon receipt shall apply the unearned premiums as a credit on the Indebtedness, in accordance with the provisions of Section 7.4 hereof, and, in connection therewith, Borrower hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Borrower to collect such premiums; and (ii) apply the reserve for all property taxes and other impositions and insurance premiums, if any, required by the provisions of this Lien Instrument, toward payment of the Indebtedness; and (iii) shall have and may exercise any and all other rights and remedies which Lender may have at law or in equity, or by virtue of any Loan Document or under the Code, or otherwise.

(j) Lender as Purchaser. Lender may be the purchaser of the Mortgaged Property or any part thereof, at any sale thereof, whether such sale be under the power of sale herein vested in Trustee or upon any other foreclosure of the liens and security interests hereof, or otherwise, and Lender shall, upon any such purchase, acquire good title to the Mortgaged Property so purchased, free of the liens and security interests hereof, unless the sale was made subject to an unmatured portion of the Indebtedness. Lender, as purchaser, shall be treated in the same manner as any third party purchaser and the proceeds of Lender’s purchase shall be applied in accordance with Section 7.4 of this Lien Instrument.

(k) Not Limited Remedies. The remedies specified above in this Section 7.1 are not intended to be limited or exclusive remedies but are rather in addition to other remedies available to Lender in accordance with applicable law. Without limiting the foregoing, the exercise of any remedies by Lender pursuant to this Section 7.1 shall not be deemed to be an election in lieu of other nonjudicial or judicial remedies otherwise available to Lender.

7.2 Other Rights of Lender. Should any part of the Mortgaged Property come into the possession of Lender, whether before or after an Event of Default, Lender may (for itself or by or through other persons, firms, or entities) hold, lease, manage, use, or operate the Mortgaged Property for such time and upon such terms as Lender may deem prudent under the circumstances (making such repairs, alterations, additions, and improvements thereto and taking such other action as Lender may from time to time deem necessary or desirable) for the purpose of preserving the Mortgaged Property or its value, pursuant to the order of a court of appropriate jurisdiction or in accordance with any other rights held by Lender in respect of the Mortgaged Property. Borrower covenants to promptly reimburse and pay to Lender on demand, at the place where the Note is payable, the amount of all reasonable expenses (including without limitation the cost of any insurance, property taxes, impositions or other charges) incurred by Lender in connection with Lender’s custody, preservation, use, or operation of the Mortgaged Property, together with interest thereon from the date incurred by Lender at the Default Interest Rate; and all such expenses, costs, taxes, interest, and other charges shall be and become a part of the Indebtedness. It is agreed, however, that the risk of loss or damage to the Mortgaged Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Mortgaged Property, for failure to obtain or maintain insurance, or for failure to determine whether insurance in force is adequate as to amount or as to the risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Mortgaged Property or collateral not in Lender’s possession.

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7.3 Possession After Foreclosure. If the liens or security interests hereof shall be foreclosed by power of sale granted herein, by judicial action, or otherwise, the purchaser at any such sale shall receive, as an incident to purchaser’s ownership, immediate possession of the property purchased, and if Borrower or Borrower’s successors shall hold possession of said property or any part thereof subsequent to foreclosure, Borrower and Borrower’s successors shall be considered as tenants at sufferance of the purchaser at foreclosure sale (without limitation of other rights or remedies, at a reasonable rental per day, due and payable daily, based upon the value of the portion of the Mortgaged Property so occupied and sold to such purchaser), and anyone occupying such portion of the Mortgaged Property, after demand is made for possession thereof, shall be guilty of forcible detainer and shall be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages by reason thereof are hereby expressly waived.

7.4 Application of Proceeds. The proceeds from any sale, lease, or other disposition made pursuant to this Article VII, or the proceeds from the surrender of any insurance policies pursuant to any of the Loan Documents, or any Rents collected by Lender from the Mortgaged Property (following any application of such Rents in accordance with Section 9.3 hereof), or sums received pursuant to Section 8.1 hereof which Lender elects to apply to the Indebtedness in accordance with the applicable provisions of the Loan Agreement, or proceeds from insurance received pursuant to Section 8.2 hereof which Lender elects to apply to the Indebtedness in accordance with the applicable provisions of the Loan Agreement, shall be applied by Trustee, or by Lender, as the case may be, to the Indebtedness in the following order and priority: (i) to the payment of all expenses of advertising, selling, and conveying the Mortgaged Property or part thereof, and/or prosecuting or otherwise collecting Rents, proceeds, premiums, or other sums including reasonable attorneys’ fees and a reasonable fee or commission to Trustee, not to exceed five percent (5%) of the proceeds thereof or sums so received; (ii) to the remainder of the Indebtedness as follows: first, to the remaining accrued but unpaid interest, second, to the matured portion of principal of the Indebtedness in the inverse order of maturity, and third, to prepayment of the unmatured portion, if any, of principal of the Indebtedness applied to installments of principal in inverse order of maturity; (iii) the balance, if any and to the extent applicable, remaining after the full and final payment of the Indebtedness and full performance and discharge of the Obligations to the holder or Lender of any inferior liens covering the Mortgaged Property, if any, in order of the priority of such inferior liens (Trustee and Lender shall hereby be entitled to rely exclusively upon a commitment for title insurance issued to determine such priority); and (iv) the cash balance, if any, to Borrower. The application of proceeds of sale or other proceeds as otherwise provided herein shall be deemed to be a payment of the Indebtedness like any other payment. The balance of the Indebtedness remaining unpaid, if any, shall remain fully due and owing in accordance with the terms of the Note or the other Loan Documents.

7.5 Abandonment of Sale. In the event a foreclosure hereunder is commenced by Trustee in accordance with Subsection 7.1(d) hereof, at any time before the sale, Trustee may abandon the sale, and Lender may then institute suit for the collection of the Indebtedness and for the foreclosure of the liens and security interests hereof and of the Loan Documents. If Lender should institute a suit for the collection of the Indebtedness and for a foreclosure of the liens and security interests, Lender may, at any time before the entry of a final judgment in said suit, dismiss the same and require Trustee to sell the Mortgaged Property or any part thereof in accordance with the provisions of this Lien Instrument.

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7.6 Payment of Fees. If the Note or any other part of the Indebtedness shall be collected or if any of the Obligations shall be enforced by legal proceedings, whether through a probate or bankruptcy court or otherwise, or shall be placed in the hands of an attorney for collection after maturity, whether matured by the expiration of time or by an option given to Lender to mature same, or if Lender becomes a party to any suit where this Lien Instrument or the Mortgaged Property or any part thereof is involved, Borrower agrees to pay Lender’s attorneys’ fees and expenses incurred, and such fees shall be and become a part of the Indebtedness and shall bear interest from the date such costs are incurred at the Default Interest Rate.

7.7 Miscellaneous.

(a) Discontinuance of Remedies. In case Lender shall have proceeded to invoke any right, remedy, or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Lender shall have the unqualified right so to do and, in such event, Borrower and Lender shall be restored to their former positions with respect to the Indebtedness, the Loan Documents, the Mortgaged Property or otherwise, and the rights, remedies, recourses and powers of Lender shall continue as if same had never been invoked.

(b) Other Remedies. In addition to the remedies set forth in this Article, upon the occurrence of an Event of Default, Lender and Trustee shall, in addition, have all other remedies available to them at law or in equity.

(c) Remedies Cumulative; Non-Exclusive; Etc. All rights, remedies, and recourses of Lender granted in the Note, this Lien Instrument, the other Loan Documents, any other pledge of collateral, or otherwise available at law or equity: (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively, or concurrently against Borrower, the Mortgaged Property, or any one or more of them, at the sole discretion of Lender; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Borrower that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; (iv) shall be nonexclusive; (v) shall not be conditioned upon Lender exercising or pursuing any remedy in relation to the Mortgaged Property prior to Lender bringing suit to recover the Indebtedness or suit on the Obligations; and (vi) in the event Lender elects to bring suit on the Indebtedness and/or the Obligations and obtains a judgment against Borrower prior to exercising any remedies in relation to the Mortgaged Property, all liens and security interests, including the lien of this Lien Instrument, shall remain in full force and effect and may be exercised at Lender’s option.

(d) Partial Release; Etc. Lender may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating, or releasing the lien or security interests evidenced by this Lien Instrument or the other Loan Documents or affecting the obligations of Borrower or any other party to pay the Indebtedness or perform and discharge the Obligations. For payment of the Indebtedness, Lender may resort to any of the collateral therefor in such order and manner as Lender may elect. No collateral heretofore, herewith, or hereafter taken by Lender shall in any manner impair or affect the collateral given pursuant to the Loan Documents, and all collateral shall be taken, considered, and held as cumulative.

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(e) Waiver and Release by Borrower. Borrower hereby irrevocably and unconditionally waives and releases: (i) all benefits that might accrue to Borrower by virtue of any present or future law exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption, or extension of time for payment; (ii) all notices of any Event of Default or of Trustee’s exercise of any right, remedy, or recourse provided for under the Loan Documents; and (iii) any right to a marshaling of assets or a sale in inverse order of alienation.

(f) No Implied Covenants. Borrower and Lender mutually agree that there are no, nor shall there be any, implied covenants of good faith and fair dealing or other similar covenants or agreements in this Lien Instrument and the other Loan Documents. All agreed contractual duties are set forth in this Lien Instrument, the Note, and the other Loan Documents.

(g) Real Property Laws Govern. Except to the extent elected otherwise by Lender pursuant to Section 7.1(g) hereinabove with respect to particular items of Fixtures or Personalty, in accordance with the provisions of Section 9.604 of the Code, the remedies in this Article VII are available under and governed by the real property laws of Texas and are not governed by the personal property laws of Texas (including, without limitation, personal property laws governing the disposal of personal property in a commercially reasonably manner under Section 9.627 of the Code or the application of proceeds under Section 9.615 of the Code). Unless specifically elected otherwise by Lender pursuant to Section 7.1(g) above as to particular items of Fixtures or Personalty, no action by Lender taken pursuant to this Article VII shall be deemed to be an acceptance of collateral in satisfaction of obligations under Section 9.620 of the Code.

7.8 Waiver of Any Deficiency Limitation. Borrower agrees that Lender shall be entitled to seek a deficiency judgment from Borrower and any other party obligated on the Indebtedness equal to the difference between the amount owing on the Indebtedness and the amount for which the Mortgaged Property was sold pursuant to judicial or nonjudicial foreclosure sale. Borrower expressly recognizes that, to the extent allowed by law, this Section 7.8 constitutes a waiver of any statutory limitation or procedural requirements with respect to any such deficiency including, without limitation, any statutory or other legal requirement, if any, that Borrower be entitled to a judicial determination of the fair market value of the Mortgaged Property as of the date of the foreclosure sale. Borrower further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Mortgaged Property for purposes of calculating deficiencies owed by Borrower, Pledgor and others against whom recovery of the deficiency is sought.

7.9 Waiver of Deficiency Statute.

(a) Waiver. In the event an interest in any of the Mortgaged Property is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, Borrower agrees as follows: notwithstanding the provisions of Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as the same may be amended from time to time), and to the extent permitted by law, Borrower agrees that Lender shall be entitled to seek a deficiency judgment from Borrower and any other party obligated on the Note equal to the difference between the amount owing on the Note and the amount for which the Mortgaged Property was sold pursuant to judicial or nonjudicial foreclosure sale. Borrower expressly recognizes that this section constitutes a waiver of the above-cited provisions of the Texas Property Code which would otherwise permit Borrower and other persons against whom recovery of deficiencies is sought (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Mortgaged Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. Borrower further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Mortgaged Property for purposes of calculating deficiencies owed by Borrower and others against whom recovery of a deficiency is sought.

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(b) Alternative to Waiver. Alternatively, in the event the waiver provided for in subsection (a) above is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact’s determination of the fair market value of the Mortgaged Property as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as amended from time to time): (i) the Mortgaged Property shall be valued in an “as is” condition as of the date of the foreclosure sale, without any assumption or expectation that the Mortgaged Property will be repaired or improved in any manner before a resale of the Mortgaged Property after foreclosure; (ii) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Mortgaged Property for cash promptly (but no later than 12 months) following the foreclosure sale; (iii) all reasonable closing costs customarily borne by the seller in commercial real estate transactions should be deducted from the gross fair market value of the Mortgaged Property, including, without limitation, brokerage commissions, title insurance, a survey of the Mortgaged Property, tax prorations, attorneys’ fees, and marketing costs; (iv) the gross fair market value of the Mortgaged Property shall be further discounted to account for any estimated holding costs associated with maintaining the Mortgaged Property pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the fair market value of the Mortgaged Property must be given by persons having at least five (5) years experience in appraising property similar to the Mortgaged Property and who have conducted and prepared a complete written appraisal of the Mortgaged Property taking into consideration the factors set forth above.

ARTICLE VIII

SPECIAL PROVISIONS

8.1 Condemnation Proceeds. Lender shall be entitled to receive any and all sums which may be awarded and become payable to Borrower for condemnation of the Mortgaged Property or any part thereof, for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to Borrower for damages caused by public works or construction on or near the Mortgaged Property. All such sums are hereby assigned to Lender, and Borrower shall, upon request of Lender, make, execute, acknowledge, and deliver any and all additional assignments and documents as may be necessary from time to time to enable Lender to collect and receipt for any such sums. Lender shall not be, under any circumstances, liable or responsible for failure to collect, or exercise diligence in the collection of, any of such sums. Any sums received by Lender as a result of condemnation shall be applied or disbursed in accordance with the terms of the Loan Agreement.

8.2 Insurance Proceeds. The proceeds of any and all insurance upon the Mortgaged Property shall be collected by Lender to be applied or disbursed in accordance with the terms of the Loan Agreement.

ARTICLE IX

ASSIGNMENT OF RENTS

9.1 Present Assignment. Borrower hereby presently and unconditionally GRANTS, BARGAINS, CONVEYS, ASSIGNS, TRANSFERS, and SETS OVER, unto Trustee and Lender, a security interest in, all of Borrower’s right, title and interest in the Rents, whether now owned by Borrower or hereafter acquired and whether now existing or hereafter coming into existence, as security for the repayment of the Indebtedness and performance of the Obligations, and to provide a source of future payment of the Indebtedness, it being the intention of Borrower and Lender that this conveyance be unconditionally, presently, and immediately effective.

DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FINANCING STATEMENT – Page 18

9.2 Collection of Rents. Subject to the terms and provisions of Section 7.1(h), Borrower may exercise and enjoy all incidences of the status of a lessor with respect to the Rents, including, without limitation, the right to collect, demand, sue for, attach, levy, recover, and receive the Rents, and to give proper receipts, releases, and acquittances therefor. Borrower shall receive all Rents and will apply the Rents so collected first to the payment of the Indebtedness, next to the performance and discharge of the Obligations, and next to the payment of operating expenses for the Mortgaged Property. Thereafter, Borrower may use the balance of the Rents collected in any manner consistent with the Loan Documents. Neither this assignment nor the receipt of Rents by Lender (except to the extent, if any, that Lender actually receives and applies such Rents to the Indebtedness at its election) shall effect a pro tanto payment of the Indebtedness. Rents actually received by Lender shall be applied by Lender as provided in Section 9.3. Lender shall not be deemed to have received Rents or to have applied Rents to the Indebtedness until the money is actually received by Lender at its principal office specified on page one hereof, or at such other place as Lender shall designate in writing. Lender shall not apply Rents to the Indebtedness after foreclosure or any other transfer of all or any part of the Mortgaged Property to Lender or any third party.

9.3 Reliance Upon Notice of Enforcement. All Notices of Enforcement shall be delivered to Lessees in accordance with the Texas Assignment of Rents Act. Upon receipt from Lender of a Notice of Enforcement, each Lessee is authorized and directed to pay directly to Lender all Rents thereafter accruing, and the receipt of Rents by Lender shall be a release of such Lessee to the extent of all amounts so paid. The receipt by a Lessee of a Notice of Enforcement shall be sufficient authorization for such Lessee to make all future payments of Rents directly to Lender and each such Lessee shall be entitled to rely on the Notice of Enforcement and shall have no liability to Borrower for any Rents paid to Lender after receipt of the Notice of Enforcement. Notwithstanding the provisions of Section 64.058 of the Texas Assignment of Rents Act, Borrower agrees that Rents so received by Lender for any period prior to foreclosure under this Lien Instrument or acceptance of a deed in lieu of such foreclosure may be applied by Lender to the payment of the following (in such order and priority as Lender shall determine): (a) all operating expenses for the Mortgaged Property; (b) all expenses incident to taking and retaining possession of the Mortgaged Property and/or collecting Rent as it becomes due and payable; and (c) the Indebtedness. The Indebtedness will not be reduced under this Section 9.3 except to the extent, if any, that Lender actually receives and applies any Rents to the Indebtedness, it being recognized that there is no obligation by Lender to do so. Borrower further acknowledges that Lender shall have no obligation to apply any Rents received by Lender toward the expenses of protecting or maintaining the Mortgaged Property. Without impairing its rights hereunder, Lender may, at its option, at any time and from time to time, release to Borrower any Rents so received by Lender. As between Borrower and Lender, and any Person claiming through or under Borrower, other than any Lessee who has not received a Notice of Enforcement, this assignment is intended to be unconditionally, presently, and immediately effective. The Notice of Enforcement is intended solely for the benefit of the Lessees and shall never inure to the benefit of Borrower or any Person claiming through or under Borrower, other than a Lessee who has not received such Notice of Enforcement. It shall never be necessary for Lender to institute legal proceedings of any kind whatsoever to enforce the provisions of this Lien Instrument with respect to Rents. BORROWER SHALL HAVE NO RIGHT OR CLAIM AGAINST ANY LESSEE FOR THE PAYMENT OF ANY RENTS TO LENDER HEREUNDER AND BORROWER SHALL INDEMNIFY, DEFEND, AND HOLD FREE AND HARMLESS EACH LESSEE FROM AND AGAINST ALL LIABILITY, LOSS, COST, DAMAGE, OR EXPENSE SUFFERED OR INCURRED BY SUCH LESSEE BY REASON OF SUCH LESSEE’S COMPLIANCE WITH ANY NOTICE OF ENFORCEMENT.

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9.4 Collection of Rent. At any time during which Borrower is receiving Rents directly from any of the Lessees, Borrower shall, upon receipt of written direction from Lender, make demand and/or sue for all Rents due and payable under one or more Leases, as directed by Lender, as it becomes due and payable, including Rents that are past due and unpaid. If Borrower fails to take such action, or at any time during which Borrower is not receiving Rents directly from Lessees, Lender may, without obligation, demand, collect, and sue for, in its own name or in the name of Borrower, all Rents due and payable under the Leases, as they become due and payable, including Rents that are past due and unpaid.

ARTICLE X

SECURITY AGREEMENT

10.1 Security Interest. This Lien Instrument (i) shall be construed as a deed of trust on real property, and (ii) shall also constitute and serve as a “Security Agreement” on personal property within the meaning of the Code until the grant of this Lien Instrument shall terminate as provided in Section 12.1 hereof. Borrower shall cause the security interest granted hereby to continuously be a first and prior security interest under the Code (subject only to the applicable Permitted Exceptions) as to property within the scope thereof and in the state where the Mortgaged Property is located with respect to the Personalty, Fixtures, Contracts, Rents and Leases. To this end, Borrower has GRANTED, BARGAINED, CONVEYED, ASSIGNED, TRANSFERRED, and SET OVER, and by these presents does GRANT, BARGAIN, CONVEY, ASSIGN, TRANSFER and SET OVER, unto Trustee and Lender, a first and prior security interest in all of Borrower’s right, title and interest in, to, under and with respect to the Personalty, Fixtures, Contracts, Rents and Leases to secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations. It is the intent of Borrower, Lender, and Trustee that this Lien Instrument encumber all Leases and that all items contained in the definition of “Leases” which are included within the Code be covered by the security interest granted in this Article; and all items contained in the definition of “Leases” which are excluded from the Code be covered by the provisions of Article II hereof.

10.2 Financing Statements. Borrower hereby agrees with Lender to authenticate and deliver to Lender, in form and substance satisfactory to Lender, such “Financing Statements” and such further assurances as Lender may, from time to time, reasonably consider necessary to create, perfect, and preserve Lender’s security interest herein granted and the priority thereof, and Lender may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect, and preserve such security interest and the priority thereof. Without limiting the foregoing, Borrower hereby specifically authorizes Lender to prepare, file of record or otherwise effectuate new financing statements, financing statement amendments and financing statement continuations which describe all or any portion of the Mortgaged Property as collateral thereunder and Borrower specifically agrees that Lender may cause same to be filed without any signature of a representative of the Borrower appearing thereon where such filings are permitted by applicable law.

10.3 Fixture Filing. This Lien Instrument shall also constitute a “fixture filing” for the purposes of the Code. All or part of the Mortgaged Property are or are to become fixtures; information concerning the security interest herein granted may be obtained from the parties hereto at the addresses set forth on the first page hereof. For purposes of the security interest herein granted, the address of Debtor (Borrower) and the address of the Secured Party (Lender) is set forth in the first paragraph of this Lien Instrument.

DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FINANCING STATEMENT – Page 20

ARTICLE XI

CONCERNING THE TRUSTEE

11.1 No Required Action. Trustee shall not be required to take any action toward the execution and enforcement of the trust hereby created or to institute, appear in, or defend any action, suit, or other proceeding in connection therewith where, in Trustee’s opinion, such action would be likely to involve Trustee in expense or liability, unless requested so to do by a written instrument signed by Lender and, if Trustee so requests, unless Trustee is tendered security and indemnity satisfactory to Trustee against any and all cost, expense, and liability arising therefrom. Trustee shall not be responsible for the execution, acknowledgment, or validity of the Loan Documents, or for the proper authorization thereof, or for the sufficiency of the lien and security interest purported to be created hereby, and Trustee makes no representation in respect thereof or in respect of the rights, remedies, and recourses of Lender.

11.2 Certain Rights. With the approval of Lender, Trustee shall have the right to take any and all of the following actions: (i) to select, employ, and advise with counsel (who may be, but need not be, counsel for Lender) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through Trustee’s agents or attorneys, (iii) to select and employ, in and about the execution of Trustee’s duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or bad faith, and (iv) any and all other lawful action as Lender may instruct Trustee to take to protect or enforce Lender’s rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Mortgaged Property for debts contracted for or liability or damages incurred in the management or operation of the Mortgaged Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for expenses incurred by Trustee in the performance of Trustee’s duties hereunder and to reasonable compensation for such of Trustee’s services hereunder as shall be rendered. Borrower will, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and save Trustee harmless against, any and all liability and expenses which may be incurred by Trustee in the performance of Trustee’s duties.

11.3 Retention of Money. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

11.4 Successor Trustees. Trustee may resign by the giving of notice of such resignation in writing or verbally to Lender. If Trustee shall die, resign, or become disqualified from acting in the execution of this trust, or if, for any reason, Lender shall prefer to appoint a substitute trustee or multiple substitute trustees, or successive substitute trustees or successive multiple substitute trustees, to act instead of the aforenamed Trustee, Lender shall have full power to appoint a substitute trustee (or, if preferred, multiple substitute trustees) in succession who shall succeed (and if multiple substitute trustees are appointed, each of such multiple substitute trustees shall succeed) to all the estates, rights, powers, and duties of the aforenamed Trustee. Such appointment may be executed by any authorized agent of Lender, and if such Lender be a corporation and such appointment be executed in its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Borrower hereby ratifies and confirms any and all acts which the aforenamed Trustee, or his successor or successors in this trust, shall do lawfully by virtue hereof. If multiple substitute Trustees are appointed, each of such multiple substitute Trustees shall be empowered and authorized to act alone without the necessity of the joinder of the other multiple substitute trustees, whenever any action or undertaking of such substitute trustees is requested or required under or pursuant to this Lien Instrument or applicable law.

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11.5 Perfection of Appointment. Should any deed, conveyance, or instrument of any nature be required from Borrower by any Trustee or substitute Trustee to more fully and certainly vest in and confirm to the Trustee or substitute Trustee such estates, rights, powers, and duties, then, upon request by the Trustee or substitute Trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Borrower.

11.6 Succession Instruments. Any substitute Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Lender or of the substitute Trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute Trustee so appointed in the Trustee’s place.

11.7 No Representation by Trustee or Lender. By accepting or approving anything required to be observed, performed, or fulfilled or to be given to Trustee or Lender pursuant to the Loan Documents, including without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, neither Trustee nor Lender shall be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness, or legal effect of the same, or of any term, provision, or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or affirmation with respect thereto by Trustee or Lender.

ARTICLE XII

MISCELLANEOUS

12.1 Release. If the Indebtedness is paid in full in accordance with the terms of this Lien Instrument, the Note, and the other Loan Documents, and if Borrower shall well and truly perform each and every one of the Obligations to be performed and discharged in accordance with the terms of the Loan Documents, then this conveyance shall become null and void and be released at Borrower’s request and expense, and Lender shall have no further obligation to make advances under and pursuant to the provisions hereof or in the other Loan Documents; provided, however, if at any time any such repayment of all or any part of the Indebtedness is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, this conveyance shall be deemed reinstated as though such rescinded, restored or returned payment had been due but not made at such time.

12.2 Performance at Borrower’s Expense. Borrower shall (i) pay all reasonable legal fees incurred by Lender in connection with the preparation of the Loan Documents (including any amendments thereto or consents, releases, or waivers granted thereunder); and (ii) reimburse Lender, promptly upon demand, for all amounts expended, advanced, or incurred by Lender to satisfy any obligation of Borrower under the Loan Documents, which amounts shall include all court costs, reasonable attorneys’ fees (including, without limitation, for trial, appeal, or other proceedings), reasonable fees of auditors and accountants and other investigation expenses reasonably incurred by Lender in connection with any such matters. Except to the extent that costs and expenses are included within the definition of “Indebtedness,” the payment of such costs and expenses shall not be credited, in any way and to any extent, against any installment on or portion of the Indebtedness.

DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FINANCING STATEMENT – Page 22

12.3 Survival of Obligations. Each and all of the Obligations shall survive the execution and delivery of the Loan Documents and the consummation of the loan called for therein and shall continue in full force and effect until the Indebtedness shall have been paid in full; provided, however, that nothing contained in this section shall limit the obligations of Borrower as otherwise set forth herein.

12.4 Recording and Filing. Borrower will cause the Loan Documents (requested by the Lender) and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded, and refiled in such manner and in such places as Trustee or Lender shall reasonably request, and will pay all such recording, filing, re-recording and refiling taxes, documentary stamp taxes, fees, and other charges.

12.5 Notices. All notices or other communications required or permitted to be given pursuant to this Lien Instrument shall be in writing and shall be considered as properly given if provided in a manner consistent with the notice provisions in the Loan Agreement.

12.6 Covenants Running with the Land. All Obligations contained in this Lien Instrument and the other Loan Documents are intended by Borrower, Lender, and Trustee to be, and shall be construed as, covenants running with the Mortgaged Property until the lien of this Lien Instrument has been fully released by Lender.

12.7 Successors and Assigns. All of the terms of the Loan Documents shall apply to, be binding upon, and inure to the benefit of the parties thereto, their successors, assigns, heirs, and legal representatives and all other Persons claiming by, through, or under them.

12.8 No Waiver; Severability. Any failure by Trustee or Lender to insist, or any election by Trustee or Lender not to insist, upon strict performance by Borrower or others of any of the terms, provisions, or conditions of the Loan Documents shall not be deemed to be a waiver of same or of any other terms, provisions, or conditions thereof, and Trustee or Lender shall have the right at any time or times thereafter to insist upon strict performance by Borrower or others of any and all of such terms, provisions, and conditions. The Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable legal requirements. If any provision of any of the Loan Documents or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of the instrument in which such provision is contained nor the application of such provision to other Persons or circumstances nor the other instruments referred to herein shall be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

12.9 Counterparts. To facilitate execution, this Lien Instrument may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature and acknowledgment of, or on behalf of, each party, or that the signature and acknowledgment of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Lien Instrument to produce or account for more than a single counterpart containing the respective signatures and acknowledgment of, or on behalf of, each of the parties hereto. Any signature and acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures and acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature and acknowledgment pages.

12.10 APPLICABLE LAW. THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF TEXAS FROM TIME TO TIME IN EFFECT EXCEPT TO THE EXTENT PREEMPTED BY UNITED STATES FEDERAL LAW.

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12.11 Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Mortgaged Property, then, to the extent of such funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Mortgaged Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Indebtedness and the performance and discharge of the Obligations.

12.12 Rights Cumulative. Lender shall have all rights, remedies, and recourses granted in the Loan Documents and available at law or in equity (including, without limitation, those granted by the Code and applicable to the Mortgaged Property or any portion thereof), and the same (i) shall be cumulative and concurrent, (ii) may be pursued separately, successively, or concurrently against Borrower or others obligated for the Indebtedness or any part thereof, or against any one or more of them, or against the Mortgaged Property, at the sole discretion of Lender, (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Borrower that the exercise, discontinuance of the exercise of or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and (iv) are intended to be, and shall be, nonexclusive. All rights and remedies of Lender hereunder and under the other Loan Documents shall extend to any period after the initiation of foreclosure proceedings, judicial or otherwise, with respect to the Mortgaged Property.

12.13 Headings. The Article, Section, and Subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify, or define, or be used in construing the text of such Articles, Sections, or Subsections.

12.14 Loan Agreement. Reference is hereby made for all purposes to the Loan Agreement of even date herewith between Lender and Borrower pertaining to the construction of Improvements on the Land, and the funding of the principal amount of the Note. In event of a conflict between the terms and provisions hereof and the Loan Agreement, the Loan Agreement shall govern.

12.15 Construction. All pronouns, whether in masculine, feminine or neuter form, shall be deemed to refer to the object of such pronoun whether same is masculine, feminine or neuter in gender, as the context may suggest or require. All terms used herein, whether or not defined in Section 1.1 hereof, and whether used in singular or plural form, shall be deemed to refer to the object of such term whether such is singular or plural in nature, as the context may suggest or require.

12.16 ENTIRE AGREEMENT; AMENDMENT. THIS LIEN INSTRUMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. THE PROVISIONS OF THIS LIEN INSTRUMENT AND THE OTHER LOAN DOCUMENTS MAY BE AMENDED OR WAIVED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE RESPECTIVE PARTIES TO SUCH DOCUMENTS.

12.17 WAIVER OF RIGHT TO TRIAL BY JURY. BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF ANY OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS LIEN INSTRUMENT OR THE OTHER LOAN DOCUMENTS.

12.18 NOTICE OF INDEMNIFICATION: BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT THIS LIEN INSTRUMENT CONTAINS CERTAIN INDEMNIFICATION PROVISIONS, INCLUDING, BUT NOT LIMITED TO SECTION 7.1 HEREOF WHICH MAY, IN CERTAIN INSTANCES, INCLUDE INDEMNIFICATION BY BORROWER OR OTHERS AGAINST LENDER’S OWN NEGLIGENCE.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FINANCING STATEMENT – Page 24

EXECUTED as of the date first above written.

BORROWER:

AGGIELAND-PARKS, INC.,
a Texas corporation

By:	/s/ Geoff Gannon
Name:	Geoff Gannon
Title:	President

STATE OF ___________________	§
§
COUNTY OF _________________	§

The foregoing instrument was ACKNOWLEDGED before me this _____ day of September, 2024, by Geoff Gannon, the President of AGGIELAND-PARKS, INC., a Texas corporation, on behalf of said corporation.

[ S E A L ]
Notary Public, State of ______________________

My Commission Expires:

______________________________	(Printed Name of Notary Public)

List of Exhibits:

Exhibit A - Land Description

DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FINANCING STATEMENT – Signature Page

EXHIBIT A

Land Description

TRACT ONE:

Being all that certain 200.00 acre tract or parcel of land lying and being situated in the A. D. LANCASTER SURVEY, Abstract No. 150 and the MOSES HUGHES SURVEY, Abstract No. 134, Brazos County, Texas. Said tract being a portion of a called 760.00 acre tract as described by a Partition Deed to Travis B. Bryan, Jr., Trustee for Emily Adams Lyne, Elizabeth Pringle Lyne and Thomas Barrett Lyne, recorded in Volume 346, page 498, Deed Records of Brazos County, Texas.

Said tract being more particularly described by metes and bounds as follows:

BEGINNING at a broke concrete monument found on the northeast right of way line of Farm to Market Road No. 974 (80’ R.O.W.) marking the west corner of said 760.00 acre tract and the south corner of a called 680.284 acre tract as described by a Deed to John C. Adams recorded in Volume 350, page 315, Deed Records of Brazos County, Texas, for reference a concrete right of way marker found on the northeast line of F.M. 974 bears: N 63° 07’ 34” W for a distance of 761.95 feet;

THENCE N 34° 09’ 05” E along the common line of said 760.00 acre tract and said 680.284 acre tract, at 2633.36 feet pass a 5/8 inch iron rod found, continue on for a total distance of 6184.34 feet to a point on said line, for reference a concrete monument found marking the northwest corner of said 760.00 acre tract on the south line of a called 586.29 acre tract as described by a deed to the Senator Ranch, Inc., recorded in Volume 577, page 344, Deed Record of Brazos County, Texas, Bears: N 34° 09’ 05” E for a distance of 1388.20 feet (this line was used for bearing orientation honoring the Deed call bearing of said 760.00 acre tract, 346/495);

THENCE S 55° 50’ 55” E through said 760.00 acre tract for a distance of 1984.86 feet to a point marking the east corner of this herein described tract;

THENCE S 44° 16’ 27” W continuing through said 760.00 acre tract for a distance of 5938.66 feet to a point on the northeast line of F.M. 974, for reference a concrete right of way marker found on the northeast line of F.M. 974 Bears: S 75° 36’ 42” E for a distance of 265.74 feet;

THENCE N 75° 36’ 42” W along the northeast line of F.M. 974 for a distance of 1000.00 feet to the POINT OF BEGINNING, containing 200.00 acres of land, more or less. Being the property described as Tract 1 in a Deed from Tickle T, Inc. to Thomas Barret Lyne, Jr., recorded in Volume 7681, page 196, Official Records of Brazos County, Texas.

TRACT TWO:

All that certain 250 acre tract or parcel of land lying and being situated in the A. D. LANCASTER SURVEY, Abstract No. 150 and the MOSES HUGHES SURVEY, Abstract No. 134, Brazos County, Texas. Said tract being a portion of a called 760.00 acre tract as described by a Partition Deed to Travis B. Bryan, Jr., Trustee for Emily Adams Lyne, Elizabeth Pringle Lyne and Thomas Barrett Lyne, recorded in Volume 346, page 498, Deed Records of Brazos County, Texas.

Said tract being more particularly described by metes and bounds as follows:

EXHIBIT A, Land Description – Solo Page

BEGINNING at a broken concrete monument found on the northeast right-of-way line of Farm to Market Road No. 974 (80’ R.O.W.) marking the west corner of said 760.00 acre tract and the south corner of a called 680.284 acre tract as described by a Deed to John C. Adams recorded in Volume 350, page 315, Deed Records of Brazos County, Texas, for reference a concrete right-of-way marker found on the northeast line of F.M. 974 bears: N 63° 07’ 34” W for a distance of 761.95 feet;

THENCE: N 34° 09’ 05” E along the common line of said 760.00 acre tract and said 680.284 acre tract, at 2633.36 feet pass a 5/8” iron rod found, continue on for a total distance of 6184.34 feet to a point on said line marking the POINT OF BEGINNING of this herein described tract;

THENCE: N 34° 09’ 05” E continuing along the common line of said 760.00 acre tract and said 680.284 acre tract, for a distance of 1388.20 feet to a concrete monument found marking the northwest corner of said 760.00 acre tract on the south line of a called 586.29 acre tract as described by a Deed to the Senator Ranch, Inc., recorded in Volume 577, page 344, Deed Records of Brazos County, Texas, (This line was used for bearing orientation honoring the deed call bearing of said 760.00 acre tract (346/495);

THENCE: along the common line of said 760.00 acre tract and said 586.29 acre tract and generally following a fence line for the following calls:

N 88° 44’ 02” E for a distance of 822.16 feet to a point;

S 77° 22’ 25” E for a distance of 30.59 feet to a point;

S 72° 29’ 08” E for a distance of 31.68 feet to a point;

S 67° 40’ 54” E for a distance of 64.83 feet to a point;

S 59° 03’ 33” E for a distance of 82.33 feet to a point;

S 53° 03’ 12” E for a distance of 187.40 feet to a point;

S 55° 45’ 30” E for a distance of 59.54 feet to a point;

S 70° 22’ 56” E for a distance of 874.55 feet to a point;

S 84° 16’ 10” E for a distance of 60.07 feet to a point;

S 88° 18’ 31” E for a distance of 114.70 feet to a point;

N 85° 28’ 14” E for a distance of 199.56 feet to a point;

N 79° 50’ 22” E for a distance of 100.30 feet to a point;

N 75° 31’ 42” E for a distance of 145.86 feet to a point;

N 80° 21’ 15” E for a distance of 175.32 feet to a point;

N 73° 19’ 47” E for a distance of 227.51 feet to a point;

N 59° 55’ 57” E for a distance of 57.74 feet to a 5/8” iron rod set marking the northeast corner of this herein described tract;

EXHIBIT A, Land Description – Solo Page

THENCE: S 20° 38’ 37” W through said 760.00 acre tract for a distance of 2683.89 feet to a 5/8” iron rod found marking an angle point in the east line of this herein described tract;

THENCE: S 65° 49’ 25” W continuing through said 760.00 acre tract, at 316.87 feet pass a 5/8” iron rod found, continue on for a total distance of 1634.18 feet to a 5/8” iron rod found marking an angle point in the east line of this herein described tract;

THENCE: S 44° 16’ 27” W continuing through said 760.00 acre tract, at 2355.98 feet pass a 5/8” iron rod found, continue on for a total distance of 4510.22 feet to a 5/8” iron rod found on the northeast line of F.M. 974, for reference a concrete right-of-way marker found on the northeast line of F.M. 974 bears: S 74° 12’ 08” E for a distance of 1148.25 feet;

THENCE: N 74° 12’ 08” W along the northeast line of F.Nl. 974 for a distance of 549.65 feet to a concrete right-of-way marker found marking an angle point in said line;

THENCE: N 75° 36’ 42” W continuing along the northeast line of F.M. 974 for a distance of 265.74 feet to a point on said line;

THENCE: N 44° 16’ 27” E through said 760.00 acre tract for a distance of 5938.66 feet to a point marking an interior southwest corner of this herein described tract;

THENCE N 55° 50’ 55” W continuing through said 760.00 acre tract for a distance of 1984.86 feet to the POINT OF BEGINNING, containing 250.00 acres of land, more or less. Being the property described as Tract 2 in a Deed from Tickle T, Inc. to Thomas Barret Lyne, Jr., recorded in Volume 7681, page 196, Official Records of Brazos County, Texas.

EXHIBIT A, Land Description – Solo Page